<Page >

                         OPTION AGREEMENT


THIS AGREEMENT made as of the 31st day of March, 1999


BETWEEN:

		KLEINEBAR RESOURCES LTD., BILL HENDERSON; and
            KURT SCHENDEL all of 3000 Walton Avenue,
            Coquitlam,  British Columbia

		(collectively referred to as the "Optionor")

	OF THE FIRST PART

AND:

		RECON RUBBER CORPORATION, of Suite 1880-1055
            West Georgia Street, Vancouver, British
            Columbia  V6E 3P3

		(the "Optionee")

	OF THE SECOND PART


WHEREAS:

A.		The Optionor is the owner of certain mineral claims
located in Mineral County, Nevada;

B.		The Optionor has agreed to grant an exclusive option to
the Optionee to acquire an interest in and to the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

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                               -2-

DEFINITIONS
-----------

1.		For the purposes of this Agreement the following words
and phrases shall have the following meanings, namely:


	(a)	"Exploration Expenditures" means the sum of:
		(i)	all costs of acquisition and maintenance of
the Property, all expenditures on the exploration and development of the Property; and all other costs and expenses of whatsoever kind of nature including those of a capital nature, incurred or chargeable by the Optionee with respect to the exploration of the Property;

	(b)	"Option" means the option to acquire a 51% undivided
interest in and to the Property as provided in this Agreement;

	(c)	"Option Period" means the period from the date of this
Agreement to and including the date of exercise or termination of the Option;

	(d)	"Property" means the mineral claims described in
Schedule "A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mining leases or other interests into which such mineral claim may have been converted;

	(e)	"Property Rights" means all licenses, permits,
easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property.

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                               -3-

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR
---------------------------------------------------------

2.	(a)	The Optionor represents and warrants to and
covenants with the Optionee that:

			(i)	it is legally entitled to hold the
Property and the Property Rights and will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

		(ii)	it is, and at the time of each transfer
to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option it will be, the recorded holder and beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others, except as noted on Schedule "A", and no taxes or rentals are or will be due in respect of any of the mineral claims;

		(iii)	the mineral claims comprising the Property
have been to the best of the Optionor's knowledge and belief duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule "A" and accepted by the Optionee, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule "A";

		(iv)	there are not any adverse claims or challenges
against or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionor is there any basis therefor, and there are no

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                               -4-

outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in Schedule "A";

		(v)	no proceedings are pending for, and
Bill Henderson and/or Kurt Schendel is unaware of any basis for the institution of any proceedings leading to the placing of the Bill Henderson and/or Kurt Schendel in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

		(vi)	Kleinebar Resources Ltd. has been duly
incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

		(vii)	Kleinebar Resources Ltd. has duly obtained all
corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of Kleinebar
Resources Ltd. or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which Kleinebar Resources Ltd. is a party or by which it is bound or to which it or the Property may be subject;

		(viii)	the Property is not the whole or
substantially the whole of the undertaking of the Kleinebar Resources Ltd.; and

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                               -5-


		(ix)	no proceedings are pending for, and
Kleinebar Resources Ltd. is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Kleinebar Resources
Ltd. or the placing of Kleinebar Resources Ltd. in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

	(b)	The representations and warranties contained
in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE
---------------------------------------------------------

3.	(a)	The Optionee represents and warrants to and covenants
with the Optionor that:

		(i)	it has been duly incorporated, amalgamated
or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

		(ii)	it is lawfully authorized to hold mineral
claims and real property under the laws of the jurisdiction in which the Property is situate;

		(iii)	it has duly obtained all corporate
authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in,

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                               -6-

or constitute a default under, or
result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject;


		(iv)	no proceedings are pending for, and
the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

	(b)	The representations and warranties contained in this
section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

GRANT AND EXERCISE OF OPTION
----------------------------

4.	(a)	The Optionor hereby grants to the Optionee
the sole and exclusive right and option to acquire a 51% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A".

	(b)	The Option shall be exercised by the Optionee:

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                               -7-


		(i)	paying the Optionor $1,000 US on the execution of
this Agreement, the receipt of which is hereby
acknowledged by the Optionor;
		(ii)	paying the Optionor $300,000 US as follows:

			(A)	$50,000 US on or before the first anniversary
of the date of this Agreement;

			(B)	an additional $75,000 on or before the second
anniversary of the date of this Agreement;

			(C)	an additional $75,000 on or before the third
anniversary of the date of this Agreement;
and

			(D) 	an additional $100,000 on or before the
fourth anniversary of the date of this Agreement.

Following the above cash payments the Optionee shall pay the Optionor yearly payments of $120,000 until such time as the Property is placed into commercial production or the Option is terminated by the Optionee.
 The Optionee shall have the option to buyout this $120,000 yearly minimum payment by paying a one time payment of $1,000,000 or shares of the Optionee with an equivalent value with not less than a $0.50 per share value.

		(iii)	incurring Exploration Expenditures of $1,009,000
US on the Property as follows:

			(A)	$9,000 US on or before April 01, 2000;

			(B)	a further $150,000 on or before April 01,
2001;

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                               -8-

			(C)	a further $150,000 on or before April 01,
2002;

			(D)	a further  $240,000 on or before April 01,
2003; and

			(E) 	a further $450,000 on or before April 01,
2004.

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration
Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

	(c)	If and when the Option has been exercised:

		(i)	a 51% undivided right, title and
interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims except for those set out in Schedule "A"; and

		(ii)	the Optionor and the Optionee shall enter
into a joint venture and be bound by that joint venture agreement.

RIGHT OF ENTRY
--------------

5. 		Throughout the Option Period the Optionor and its
servants, agents and independent contractors, shall have the right in respect of the Property to:

	(a)	enter thereon;

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                               -9-

	(b)	have exclusive and quiet possession thereof;

	(c)	do such prospecting, exploration, development and
other mining work thereon and thereunder as the Optionor in its sole discretion may determine advisable;

	(d)	bring upon and erect upon the Property such
buildings, plant, machinery and equipment as the Optionor may deem advisable; and

	(e)	remove therefrom and dispose of reasonable
quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.



OBLIGATIONS OF THE OPTIONOR DURING OPTION PERIOD
------------------------------------------------

6.		During the Option Period the Optionor shall:

	(a)	based upon payments received from the Optionee
maintain in good standing those mineral claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionor's activities thereon except those at the time contested in good faith by the Optionor;

	(b)	record all exploration work carried out on the
Property by the Optionor as assessment work;

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                               -10-

	(c)	permit the directors, officers, employees and
designated consultants of the Optionee, at their own risk and expense, access to the Property at all reasonable times, and the Optionee agrees to indemnify the Optionor against and to save it harmless from all costs, claims, liabilities and expenses that the Optionor may incur or suffer as a result of any injury
(including injury causing death) to any director, officer, employee or designated consultant of the Optionee while on the Property;

	(d)	do all work on the Property in a good and
workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

	(e)	indemnify and save the Optionee harmless in
respect of any and all costs, claims, liabilities and expenses arising out of the Optionor's activities on the Property, but the Optionor shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionor are left in a safe condition;

	(f)	permit the Optionee, at its own expense, reasonable
access to the results of the work done on the Property during the last completed calendar year;

	(g)	deliver to the Optionee, forthwith upon receipt
thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionor with respect to the Property.


TERMINATION OF OPTION BY OPTIONEE
---------------------------------

7.	(a)	The Option shall terminate:

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                               -11-


		(i)	upon the Optionee failing to incur or make any
expenditure or payment which must be incurred or made in exercise of the Option; or

		(ii)	at any other time, by the Optionee giving notice
of such termination to the Optionor.

	(b)	If the Option is terminated the Optionee shall:

		(i)	leave in good standing for a period of
at least 6 months from the termination of the Option Period those mineral claims comprising the Property;

		(ii)	deliver or make available at no cost
to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionor.

POWER TO CHARGE PROPERTY
------------------------

8.		At any time after the Optionee has exercised the
Option, the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionor, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the right of the Optionor to receive the Royalty hereunder as if the mortgagee or any such person had executed this Agreement.

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                               -12-

TRANSFERS
---------

9.	(a)	The Optionee may at any time either during
the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreement and to the Property, containing:

		(i)	a covenant to perform all the obligations
of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

		(ii)	a provision subjecting any further sale,
transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

	(b)	No assignment by the Optionee of any interest
less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

	(c)	If the Optionor should receive a bona fide
offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Optionor to purchase

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                               -13-


all or a part of its interest in the Property, which offer the Optionor desires to accept, or if the Optionor intends to sell all or a part of its interest in the Property:

		(i)	The Optionor shall first offer (the "Offer")
such interest in writing to the Optionee upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Optionor, as the case may be.

		(ii)	The Offer shall specify the price, terms and
conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Optionor, disclose the person or persons to whom the Optionor intends to offer its interest and, if the offer received by the Optionor from the Proposed Purchaser provides for any consideration payable to the Optionor otherwise than in cash, the Offer shall include the Optionor's good faith estimate of the cash equivalent of the non-cash consideration.

		(iii)	If within a period of 60 days of the
receipt of the Offer the Optionee notifies the Optionor in writing that it will accept the Offer, the Optionor shall be bound to sell such interest to the Optionee on the terms and conditions of the Offer. If the Offer so accepted by the Optionee contains the Optionor's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Optionee disagrees with the Optionor's best estimate, the Optionee shall so notify the Optionor at the time of acceptance and the Optionee shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Optionee so notifies the Optionor, the acceptance by the Optionee shall be effective and binding upon the Optionor and the Optionee, and the cash equivalent of any such non-cash

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                               -14-


consideration shall be determined by binding arbitration and shall be payable by the Optionee, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Optionee shall in such case pay to the Optionor, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Optionor being sold, the total purchase price which is specified in its notice to the Optionor and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

		(iv)	If the Optionee fails to notify the
Optionor before the expiration of the time limited therefor that it will purchase the interest offered, the Optionor may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

		(v)	Any sale hereunder shall be conditional upon the
Proposed Purchaser delivering a written
undertaking to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT
-----------------------------------------------------------------

10.		 The Optionor may at any time during the Option Period
elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionee of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 6 months from the date of abandonment. Upon

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                               -15-

any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property.

AREA OF COMMON INTEREST
-----------------------

11.		If the Optionee and/or associated companies acquires,
through staking, properties located within the following area of influence; extending one and a half ("1.5") miles in an easterly, northerly and westerly direction, and two ("2") miles in a southerly direction from the perimeter of the Property, these properties will be included under the terms of this Agreement.

FORCE MAJEURE
-------------

12.	(a)	If the Optionor is at any time either during the Option
Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

	(b)	The Optionee shall give prompt notice to the Optionor
of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

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                               -16-

13.		No information furnished by the Optionee to the
Optionor hereunder in respect of the activities carried out on the Property by the Optionee shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

ARBITRATION
-----------

14.	(c)	All questions or matters in dispute under this
Agreement shall be submitted to arbitration pursuant to the terms hereof.

	(d)	It shall be a condition precedent to the right
of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

	(e)	The party desiring arbitration shall appoint one
arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to

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                               -17-

agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

	(f)	The parties agree that the award of a majority
of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT
-------

15.		If at any time during the Option Period the Optionee
is in default of any provision in this Agreement (other than the provisions of sub-paragraph 4(b) for which no notice of default need be given), the Optionor may terminate this Agreement, but only if:

	(g)	it shall have first given to the Optionee a notice of
default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

<Page >

                               -18-

	(h)	the Optionee has not, within 45 days following
delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

		Should the Optionee fail to comply with the provision of sub-paragraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee.

RULE AGAINST PERPETUITIES
-------------------------

16.		If any right, power or interest held by or to be
acquired by any party in the Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the date of this Agreement.

NOTICES
-------

17.		Each notice, demand or other communication required or
permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

GENERAL
-------

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                               -19-


18.	(i)	This Agreement shall supersede and replace any
other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

	(j)	No consent or waiver expressed or implied by either
party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

	(k)	The parties shall promptly execute or cause to be
executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

	(l)	This Agreement shall enure to the benefit of and be
binding upon the parties and their respective successors and permitted assigns.

	(m)	This Agreement shall be governed by and construed in
accordance with the laws of British Columbia and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

	(n)	Time shall be of the essence in this Agreement.

	(o)	Wherever the neuter and singular is used in this
Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

	(p)	Any reference in this Agreement to currency shall be
deemed to be U.S. currency.

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                               -20-


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


THE CORPORATE SEAL OF 		)
KLEINEBAR RESOURCES LTD.	)
was hereunto affixed in the	)
presence of:			)
					)				C/S
\s\ Robert Weicker		)
-------------------------	)
					)
-------------------------	)
					)


SIGNED, SEALED AND DELIVERED	)
BY BILL HENDERSON in the	)
presence of:			)
					)
\s\ Janice S. Henderson		)     \s\ Bill Henderson
-------------------------	)	----------------------
					)	Bill Henderson
-------------------------	)
					)


SIGNED, SEALED AND DELIVERED	)
BY KURT SCHENDEL in the		)
presence of:			)
					)
\s\ Tamara Wykes Schendel	)     \s\ Kurt Schendel
-------------------------	)	----------------------
					)	Kurt Schendel
					)


                                    RECON RUBBER CORPORATION


                                    per: \s\ J. Stephen Barley
                                         --------------------------

<Page >

                      SCHEDULE "A"
                      ------------

-----------------------------------------------------------
CLAIM NAME     DATE LOCATED     BLM #  Location     # of
	                                              Clms
-----------------------------------------------------------
NYC 1,3,5,7,   October 17, 1998        Sec 33,34      7
9,11,13                                T8N R35E
-----------------------------------------------------------
NYC 2,4,6,8,   October 17, 1998        Sec 33,        7
10,12,14                               T8N R35E
-----------------------------------------------------------
NYC 35         October 17, 1998        Sec 4, 	      1
                                       T7N R35E
-----------------------------------------------------------
NYC 36         October 17, 1998        Sec 3,         1
                                       T7N R35E
-----------------------------------------------------------
NYC 37         October 17, 1998        Sec 33,        1
                                       T8N R35E
-----------------------------------------------------------
NYC 38         October 17, 1998        Sec 34,        1
                                       T8N R35E
-----------------------------------------------------------
NYC 39,40      October 17, 1998        Sec 34,        2
                                       T8N R35E
-----------------------------------------------------------
                                                     20
-----------------------------------------------------------


-----------------------------------------------------------
CLAIM NAME     DATE LOCATED     BLM #  Location     # of
	                                              Clms
-----------------------------------------------------------

NYC 15-18      October 16, 1998        Sec 6	      4
                                       T7N R35E
-----------------------------------------------------------
NYC 19-31      October 16, 1998        SEC 31        13
                                       T8N R35E
-----------------------------------------------------------
                                                     17
-----------------------------------------------------------